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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (No. 033-54163, No.033-61305, No. 333-27121, No. 333-31366, No. 333-91682, No. 333-107193, and No. 333-107690) of HNI Corporation (formerly HON INDUSTRIES Inc.) of our reports dated February 6, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Chicago, Illinois
June 25, 2004

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  EXHIBIT 23